EXHIBIT 10.1

 11.28.2012

SHARE EXCHANGE AGREEMENT

among

Life Nutrition Products, Inc.,

ADGS Advisory Limited

and

the Shareholders of
ADGS Advisory Limited

Dated as of December 7, 2012

SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT (hereinafter referred to as this “Agreement”) is entered into as of December 7, 2012, by and among LIFE NUTRITION PRODUCTS, INC., a Delaware corporation (“LNP”), ADGS ADVISORY LIMITED, a Hong Kong corporation (“ADGS”), and the shareholders of ADGS (the “Shareholders”).  LNP, ADGS and the Shareholders are sometimes individually referred to herein as a “Party” and collectively as the “Parties.”

RECITALS:

WHEREAS, LNP is a publicly traded corporation with limited operations;

WHEREAS, LNP desires to acquire 100% of the issued and outstanding shares of the capital stock of ADGS (the “ADGS Shares”) from the Shareholders in exchange for the issuance of an aggregate of 20,155,000 shares of the common stock of LNP (the “Exchange Shares”) and the Shareholders are willing to exchange their shares of ADGS in exchange for the Exchange Shares on the terms and subject to the conditions set forth herein (the “Exchange”);

WHEREAS, on the Closing Date (as defined in Section 4.02), ADGS will become a wholly-owned subsidiary of LNP; and

WHEREAS, the boards of directors of LNP and ADGS have determined, subject to the terms and conditions set forth in this Agreement, that the transaction contemplated hereby is desirable and in the best interests of their respective shareholders.

NOW, THEREFORE, in consideration of the premises and mutual promises herein made, and in consideration of the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I
REPRESENTATIONS, COVENANTS, AND WARRANTIES OF ADGS

As an inducement to LNP to consummate the Exchange, ADGS represents and warrants that except as set forth in the disclosure schedule delivered by ADGS to LNP (the “ADGS Disclosure Schedule”), the following statements will be true and correct as of the Closing Date (as hereinafter defined):

1.01           Organization.  ADGS is duly incorporated, validly existing, and in good standing under the laws of Hong Kong and has the corporate power and is duly authorized under all applicable laws, regulations, ordinances and orders of public authorities, to carry on its business in all material respects as it is now being conducted.  The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of the organizational or other governing documents of ADGS.  ADGS has taken all actions required by law, its organizational and other governing documents, or otherwise to authorize the execution and delivery of this Agreement.  ADGS has full power, authority, and legal capacity and prior to the Closing Date will have taken all action required by law, its organizational and other governing documents, and otherwise to consummate the transactions herein contemplated.

1.02           Capitalization.  The authorized capital stock of ADGS consists of 1,100,000 shares of capital stock, par value HKS $1.00 per share, of which 1,100,000 shares are issued and outstanding.  All of such issued and outstanding shares have been validly issued and are fully paid and non-assessable.  There are no outstanding warrants, options, subscriptions or other rights of any kind or nature by which any person or entity can acquire any additional shares of capital stock or other securities of any kind or nature of ADGS; no shareholder of ADGS or other person or entity is entitled to any preemptive rights, rights of first refusal or other rights of any kind or nature arising out of or relating to the transfer of the ADGS Shares to LNP under this Agreement.  The ADGS Shares are subject to no lien, claim, charge or encumbrance of any kind or nature; are not subject to any shareholders agreement, right of first refusal or preemptive rights; and constitute 100% of the issued and outstanding shares of the capital stock of ADGS.

1.03           Financial Statements.

(a)             At the earliest possible time prior to the Closing Date, ADGS shall deliver to LNP (a) the audited balance sheets of ADGS as of August 31, 2011 and 2012 and the related audited statements of income, statements of cash flows and changes in stockholders’ equity for the years then ended, and the notes relating thereto (the “ADGS Audited Financial Statements”), (b) the unaudited balance sheets of ADGS as at a date no more than forty-five (45) days prior to the Closing Date (the “ADGS Balance Sheet Date”), and the related unaudited statements of income and statements of cash flows for the periods then ended, and the notes relating thereto, and (c)   any other financial statements deemed necessary by LNP or its advisors in order to comply with requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (collectively, the “ADGS Financial Statements”).  All of the ADGS Financial Statements to be delivered pursuant hereto will have been prepared in accordance with United States generally accepted accounting principles applied on a basis consistent throughout all periods presented and will be complete and accurate and present fairly the financial position of ADGS and the results of its operations and changes in its financial positions as of the dates and for the periods indicated as being covered thereby.

(b)             ADGS has duly and punctually paid all governmental fees and taxes which it has become liable to pay and has duly allowed for all taxes reasonably foreseeable and is under no liability to pay any penalty or interest in connection with any claim for governmental fees or taxation and ADGS has made any and all proper declarations and returns for taxation purposes and all information contained in such declarations and returns is true and complete and full provision or reserves have been made in its financial statements for all governmental fees and taxation.

(c)             The books and records, financial and otherwise, of ADGS are in all material respects complete and correct and have been maintained in accordance with generally accepted accounting principles consistently applied throughout the periods involved.

(d)             ADGS will have no liabilities (whether absolute, accrued, contingent, known or unknown or otherwise), claims, obligations or other liens, except as disclosed on the balance sheets included in the ADGS Financial Statements.

1.04           Taxes. ADGS has: (i) timely filed with the appropriate taxing authorities all tax returns required to be filed by or with respect to its business, or is properly on extension and all such duly filed tax returns are true, correct and complete in all material respects; and (ii) timely paid in full or made adequate provisions for on its balance sheet (in accordance with GAAP) all taxes shown to be due on such tax returns.  There are no liens for taxes upon the assets of ADGS except for statutory liens for current taxes not yet due and payable or which may thereafter be paid without penalty or are being contested in good faith.  ADGS has not received any notice of audit, is not undergoing any audit of its tax returns, and has not received any notice of deficiency or assessment from any taxing authority with respect to liability for taxes which has not been fully paid or finally settled.  There have been no waivers of statutes of limitations by ADGS with respect to any tax returns.  ADGS has not filed a request with any taxing authority for changes in accounting methods within the last three years which change would affect the accounting for tax purposes, directly or indirectly, of its business.  ADGS has not executed an extension or waiver of any statute of limitations on the assessment or collection of any taxes due that is currently in effect.

1.06           No Disagreements with Accountants and Lawyers.  There are no disagreements of any kind presently existing, or reasonably anticipated by ADGS to arise, between the accountants, and lawyers formerly or presently employed by ADGS and ADGS is current with respect to any fees owed to its accountants and lawyers.

1.07           Absence of Certain Changes or Events.  Prior to the Closing Date:

(a)             There will not have been any material adverse change in the business, operations, properties, assets, or condition (financial or otherwise) of ADGS since the date of the most recent balance sheet included in the Financial Statements;

(b)             Except as otherwise contemplated herein, subsequent to the date hereof, ADGS will not (i) amend its organizational or other governing documents; (ii) declare or make, or agree to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchase or redeem, or agree to purchase or redeem, any of its shares; (iii) make any material change in its method of management, operation or accounting, (iv) enter into any other material transaction other than sales in the ordinary course of its business; or (v) make any increase in or adoption of any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees; and

(c)             ADGS will not (i) grant or agree to grant any options, warrants or other rights for its stocks, bonds or other corporate securities calling for the issuance thereof, (ii) borrow or agree to borrow any funds or incur, or become subject to, any material obligation or liability (absolute or contingent) except as disclosed herein and except liabilities incurred in the ordinary course of business; (iii) sell or transfer, or agree to sell or transfer, any of its assets, properties, or rights or cancel, or agree to cancel, any debts or claims; or (iv) issue, deliver, or agree to issue or deliver any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock) except in connection with this Agreement.

1.08           Litigation and Proceedings.  There are no actions, suits, proceedings, or investigations pending or, to the knowledge of ADGS after reasonable investigation, threatened by or against ADGS or affecting ADGS or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind.  ADGS does not have any knowledge of any material default on its part with respect to any judgment, order, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default.

1.09           Contracts.

(a)             All “material” contracts, agreements, franchises, license agreements, debt instruments or other commitments to which  ADGS is a party or by which it or any of its assets, products, technology, or properties are bound other than those incurred in the ordinary course of business have been disclosed to LNP prior to the date hereof.  A “material” contract, agreement, franchise, license agreement, debt instrument or commitment is one which (i) will remain in effect for more than six (6) months after the date of this Agreement, (ii) involves aggregate obligations of at least one hundred thousand dollars ($100,000) and which cannot be terminated by ADGS on notice of no more than thirty (30) days at a cost of no more than $50,000;

(b)             All contracts, agreements, franchises, license agreements, and other commitments to which ADGS is a party or by which its properties are bound and which are material to the operations of ADGS taken as a whole are valid and enforceable by ADGS in all respects, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally; and

(c)              Except as included or described in Item 1.09 to the ADGS Disclosure Schedule or reflected in the most recent ADGS Balance Sheet included in the Financial Statements, ADGS is not a party to any oral or written (i) contract for the employment of any officer or employee; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, (iii) agreement, contract, or indenture relating to the borrowing of money, (iv) guaranty of any obligation; (vi) collective bargaining agreement; or (vii) agreement with any present or former officer or director of ADGS, which, in each case cannot be terminated by ADGS on notice of no more than thirty days at a cost of no more than $50,000.

1.10           No Conflict With Other Instruments.  The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of any indenture, mortgage, deed of trust, or other material agreement, or instrument to which ADGS is a party or to which any of its assets, properties or operations are subject.

1.11           Compliance With Laws and Regulations.   To the best of its knowledge, ADGS has complied with all applicable statutes and regulations of Hong Kong and of each locality located within such territory and of each governmental entity or agency of such territory, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of ADGS or except to the extent that noncompliance would not result in the occurrence of any material liability for ADGS.

1.12           Approval of Agreement.  The Board of Directors of ADGS has authorized the execution and delivery of this Agreement by ADGS and has approved this Agreement and the transactions contemplated hereby, and has recommend to the Shareholders that the Exchange be accepted.

1.13           Valid Obligation.  This Agreement and all agreements and other documents executed by ADGS in connection herewith constitute the valid and binding obligation of ADGS, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

1.14           Disclosure.  All disclosure provided to LNP regarding ADGS, its business and the transactions contemplated hereby, including ADGS Disclosure Schedule to this Agreement, furnished by or on behalf of ADGS with respect to the representations and warranties made herein are true and correct with respect to such representations and warranties and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.  ADGS acknowledges and agrees that LNP has not made, nor is LNP making, any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth herein.  In the event that the ADGS Disclosure Schedule is not delivered contemporaneously with the execution of this Agreement, it shall be delivered as soon as practicable prior to the Closing Date.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

The Shareholders hereby represent and warrant, severally and solely, to LNP as follows:

2.01           Good Title.  Each of the Shareholders is the record and beneficial owner, and has good title to the ADGS Shares owned by such Shareholder, with the right and authority to sell and deliver such ADGS Shares, free and clear of all liens, claims, charges, encumbrances, pledges, mortgages, security interests, options, rights to acquire, proxies, voting trusts or similar agreements, restrictions on transfer or adverse claims of any nature whatsoever.  Upon delivery of any certificate or certificates duly assigned, representing the same as herein contemplated and/or upon registering of LNP as the new owner of such ADGS Shares in the share register of ADGS, LNP will receive good title to such ADGS Shares, free and clear of all liens.

2.02           Power and Authority. Each of the Shareholders has the legal power, capacity and authority to execute and deliver this Agreement, to consummate the transactions contemplated by this Agreement, and to perform such Shareholder’s obligations under this Agreement.  This Agreement constitutes the legal, valid and binding obligation of the Shareholders, enforceable against the Shareholders in accordance with the terms hereof.

2.03           No Conflicts.  The execution and delivery of this Agreement by the Shareholders and the performance by the Shareholders of their obligations hereunder in accordance with the terms hereof: (a) will not require the consent of any third party or governmental entity under any laws; (b) will not violate any laws applicable to the Shareholders and (c) will not violate or breach any contractual obligation to which the Shareholders are a party.

2.04           Acquisition of Exchange Shares for Investment.

(a)             Each Shareholder is acquiring the Exchange Shares for investment for such Shareholder’s own account and not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and each Shareholder has no present intention of selling, granting any participation in, or otherwise distributing the same.  Each Shareholder further represents that he, she or it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Exchange Shares.

(b)             Each Shareholder represents and warrants that such Shareholder (i) can bear the economic risk of such Shareholder’s respective investments, and (ii) possesses such knowledge and experience in financial and business matters that such Shareholder is capable of evaluating the merits and risks of the investment in LNP and its securities.

(c)             Each Shareholder who is not a “U.S. Person” as defined in Rule 902(k) of Regulation S (“Regulation S”) of the Securities Act of 1933, as amended (the “Securities Act”) (each a “Non-U.S. Shareholder”) understands that the Exchange Shares are not registered under the Securities Act and that the issuance thereof to such Shareholder is intended to be exempt from registration under the Securities Act pursuant to Regulation S.  Each Non-U.S. Shareholder has no intention of becoming a U.S. Person.  At the time of the origination of contact concerning this Agreement and the date of the execution and delivery of this Agreement, each Non-U.S. Shareholder was outside of the United States.  Each certificate representing the Exchange Shares shall be endorsed with the following legend, or one substantially similar thereto, in addition to any other legend required to be placed thereon by applicable federal or state securities laws:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES OR TO U.S. PERSONS EXCEPT (i) IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, (ii) PURSUANT TO A REGISTRATION STATEMENT UNDER THE SECURITIES ACT WHICH HAS BECOME EFFECTIVE AND IS CURRENT WITH RESPECT TO THESE SECURITIES, OR (iii) PURSUANT TO A SPECIFIC EXEMPTION FROM REGISTRATION AVAILABLE UNDER THE SECURITIES ACT.  HEDGING TRANSACTIONS MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.”

(d)             Each Shareholder who is a “U.S. Person” as defined in Rule 902(k) of Regulation S (each a “U.S. Shareholder”) understands that the Exchange Shares are not registered under the Securities Act and that the issuance thereof to such Shareholder is intended to be exempt from registration under the Securities Act pursuant to Regulation D promulgated thereunder (“Regulation D”).  Each U.S. Shareholder represents and warrants that he is an “accredited investor” as such term is defined in Rule 501 of Regulation D or, if not an accredited investor, that such Shareholder otherwise meets the suitability requirements of Regulation D and Section 4(2) of the Securities Act (“Section 4(2)”). Each U.S. Shareholder agrees to provide documentation to LNP prior to Closing as may be requested by LNP to confirm compliance with Regulation D and/or Section 4(2), including, without limitation, a letter of investment intent or similar representation letter and a completed investor questionnaire. Each certificate representing the Exchange Shares issued to such Shareholder shall be endorsed with the following legend, or one substantially similar thereto, in addition to any other legend required to be placed thereon by applicable federal or state securities laws:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THESE SECURITIES UNDER THE SECURITIES ACT OR AN OPINION OF THE COMPANY’S COUNSEL THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.”

(e)             Each Shareholder acknowledges that neither the Securities and Exchange Commission (“SEC”), nor the securities regulatory body of any state or other jurisdiction, has received, considered or passed upon the accuracy or adequacy of the information and representations made in this Agreement.

(f)              Each Shareholder acknowledges that he has carefully reviewed such information as he has deemed necessary to evaluate an investment in LNP and its securities, and with respect to each U.S. Shareholder, that all information required to be disclosed to such Shareholder under Regulation D has been furnished to such Shareholder by LNP.  To the full satisfaction of each Shareholder, he has been furnished all materials that he has requested relating to LNP and the issuance of the Exchange Shares hereunder, and each Shareholder has been afforded the opportunity to ask questions of LNP’s representatives to obtain any information necessary to verify the accuracy of any representations or information made or given to the Shareholders.  Notwithstanding the foregoing, nothing herein shall derogate from or otherwise modify the representations and warranties of LNP set forth in this Agreement, on which each of the Shareholders have relied in making an exchange of his ADGS Shares for the Exchange Shares.

(g)             Each Shareholder understands that the Exchange Shares may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Exchange Shares or any available exemption from registration under the Securities Act, the Exchange Shares may have to be held indefinitely.  Each Shareholder further acknowledges that the Exchange Shares may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of Rule 144 are satisfied (including, without limitation, LNP’s compliance with the reporting requirements under the Exchange Act.

(h)             The Shareholder agrees that, notwithstanding anything contained herein to the contrary, the warranties, representations, agreements and covenants of Shareholder under this Article II shall survive the Closing for the period set forth in Section 10.01.

ARTICLE III
REPRESENTATIONS, COVENANTS, AND WARRANTIES OF LNP

As an inducement to ADGS and the Shareholders to consummate the Exchange, LNP represents and warrants that except as set forth in the disclosure schedule delivered by LNP to ADGS and the Shareholders (the “LNP Disclosure Schedule”), the following statements will be true and correct as of the Closing Date (as hereinafter defined):

3.01           Organization.  LNP is a corporation duly incorporated, validly existing, and in good standing under the laws of Delaware and has the corporate power and is duly authorized under all applicable laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted.  LNP has made available to ADGS or there has been available on EDGAR complete and correct copies of the certificate of incorporation and bylaws of LNP as in effect on the date hereof (the “Articles”). The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of LNP’s Articles.  LNP has taken all action required by law, its Articles, or otherwise to authorize the execution and delivery of this Agreement, and LNP has full power, authority, and legal right and has taken all action required by law, its Articles, or otherwise to consummate the transactions herein contemplated.

3.02           Capitalization.

(a)             The authorized capital stock of LNP consists of (i) 50,000,000 shares of Common Stock, $.0001 par value per share (the “LNP Common Stock”), of which amount 4,095,000 shares are issued and outstanding, and (ii) 2,000,000 shares of Preferred Stock, $.0001 par value per share, none of which are issued and outstanding.  All of such issued and outstanding shares have been validly issued and are fully paid and non-assessable.  There are no outstanding warrants, options, subscriptions or other rights of any kind or nature by which any person or entity can acquire any additional shares of LNP Common Stock or other securities of any kind or nature of LNP; no shareholder of LNP or other person or entity is entitled to any preemptive rights, rights of first refusal or other rights of any kind or nature arising out of or relating to the issuance of the Exchange Shares as contemplated by this Agreement.  The Exchange Shares to be issued at the Closing will be duly authorized, fully paid and non-assessable shares; subject to no lien, claim, charge or encumbrance of any kind or nature; will not be subject to any shareholders agreement, right of first refusal or preemptive rights; and will constitute approximately 80.6% of the then fully diluted issued and outstanding shares of the LNP Common Stock.

(b)             Except as contemplated by this Agreement, there are no registration rights, and there is no voting trust, proxy, rights plan, anti-takeover plan or other agreement or understanding to which LNP is a party or by which it is bound with respect to any equity security of any class of LNP, and there are no agreements to which LNP is a party, or which LNP has knowledge of, which conflict with this Agreement or the transactions contemplated herein or otherwise prohibit the consummation of the transactions contemplated hereunder.

3.03           Subsidiaries and Predecessor Corporations.   Except as disclosed in the LNP SEC Reports, as defined below, LNP does not have any predecessor corporation(s), no subsidiaries, and does not own, beneficially or of record, any shares of any other corporation.

3.04           SEC Filings; Financial Statements.

(a)             LNP has made available to ADGS or there has been available on EDGAR, correct and complete copies of each report, registration statement and definitive proxy statement filed by LNP with the SEC since January 1, 2010 (the “LNP SEC Reports”), which are all the forms, reports and documents required to be filed by LNP with the SEC since January 1, 2010. As of their respective dates, the LNP SEC Reports: (i) were prepared in accordance and complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such LNP SEC Reports, and (ii) did not at the time they were filed (and if amended or superseded by a filing prior to the date of this Agreement then on the date of such filing and as so amended or superseded) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b)             Included in the LNP SEC Reports are (i) the audited balance sheet of LNP as of December 31, 2011 and the related audited statements of operations, stockholders’ equity and cash flows for December 31, 2011, together with the notes to such statements and the opinion of its independent certified public accountants, with respect thereto; (ii) the audited balance sheet of LNP as of December 31, 2010 and the related audited statements of operations, stockholders’ equity and cash flows for December 31, 2010, together with the notes to such statements and the opinion of its independent certified public accountants, with respect thereto; and (iii) the unaudited balance sheets of LNP as of September 30, 2010, September 30, 2011 and September 30, 2012 and the related unaudited statements of operations and cash flows for the nine months ended September 30, 2010, September 30, 2011 and September 30, 2012, together with the notes to such statements.

(c)             Each set of financial statements (including, in each case, any related notes thereto) contained in the LNP SEC Reports comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and each fairly presents in all material respects the financial position of LNP at the respective dates thereof and the results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal adjustments which were not or are not expected to have a  material adverse effect upon the business, prospects, management, properties, operations, condition (financial or otherwise) or results of operations of LNP, taken as a whole.  The LNP balance sheets are true and accurate and present fairly as of their respective dates the financial condition of LNP.  As of the date of such balance sheets, except as and to the extent reflected or reserved against therein, LNP had no liabilities or obligations (absolute or contingent) which should be reflected in the balance sheets or the notes thereto prepared in accordance with generally accepted accounting principles, and all assets reflected therein are properly reported and present fairly the value of the assets of LNP, in accordance with generally accepted accounting principles. The statements of operations, stockholders’ equity and cash flows reflect fairly the information required to be set forth therein by generally accepted accounting principles. All of LNP’s assets are reflected on its financial statements, and, except as set forth in the LNP Schedules or the financial statements of LNP or the notes thereto, LNP has no material liabilities, direct or indirect, matured or unmatured, contingent or otherwise;

(d)             LNP has no liabilities with respect to the payment of any federal, state, county, local or other taxes (including any deficiencies, interest or penalties), except for taxes accrued but not yet due and payable;   and

(e)             The books and records, financial and otherwise, of LNP are in all material aspects complete and correct and have been maintained in accordance with generally accepted accounting principles consistently applied throughout the periods involved.

3.05           Taxes.  LNP has: (i) timely filed with the appropriate taxing authorities all tax returns required to be filed by or with respect to its business, or are properly on extension and all such duly filed tax returns are true, correct and complete in all material respects; and (ii) timely paid in full or made adequate provisions for on its balance sheet (in accordance with GAAP) all Taxes shown to be due on such tax returns.  There are no liens for taxes upon the assets of LNP except for statutory liens for current taxes not yet due and payable or which may thereafter be paid without penalty or are being contested in good faith.  LNP has not received any notice of audit, is not undergoing any audit of its tax returns, and has not received any notice of deficiency or assessment from any taxing authority with respect to liability for taxes which has not been fully paid or finally settled.  There have been no waivers of statutes of limitations by LNP with respect to any tax returns.  LNP has not filed a request with the Internal Revenue Service for changes in accounting methods within the last three years which change would affect the accounting for tax purposes, directly or indirectly, of its business.  LNP has not executed an extension or waiver of any statute of limitations on the assessment or collection of any taxes due (excluding such statutes that relate to years currently under examination by the Internal Revenue Service or other applicable taxing authorities) that is currently in effect.

3.06           No Disagreements with Accountants and Lawyers.  There are no disagreements of any kind presently existing, or reasonably anticipated by LNP to arise, between the accountants, and lawyers formerly or presently employed by LNP and LNP is current with respect to any fees owed to its accountants and lawyers, except as set forth in Item 3.06 to the LNP Disclosure Schedule.

3.07           Absence of Certain Changes or Events.  Since September 30, 2012 and except as set forth in Item 3.07 to the LNP Disclosure Schedule:

(a)             there has not been (i) any material adverse change in the business, operations, properties, assets or condition of LNP or (ii) any damage, destruction or loss to LNP (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets or condition of LNP;

(b)             LNP has not (i) amended its Articles except as required by this Agreement; (ii) declared or made, or agreed to declare or make any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are outside of the ordinary course of business or material considering the business of LNP; (iv) made any material change in its method of management, operation, or accounting; (v) entered into any transactions or agreements other than in the ordinary course of business; (vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or  termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its salaried employees whose monthly compensation exceed $1,000; or  (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement, made to, for or with its officers, directors, or employees;

(c)             LNP has not (i) granted or agreed to grant any options, warrants, or other rights for its stock, bonds, or other corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) paid or agreed to pay any material obligations or liabilities (absolute or contingent) other than current liabilities reflected in or shown on the most recent LNP balance sheet and current liabilities incurred since that date in the ordinary course of business and professional and other fees and expenses in connection with the preparation of this Agreement and the consummation of the transaction contemplated hereby; (iv) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights (except assets, properties, or rights not used or useful in its business which, in the aggregate have a value of less than $1,000), or canceled, or agreed to cancel, any debts or claims (except debts or claims which in the aggregate are of a value less than $1,000); (v) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of LNP; or (vi) issued, delivered or agreed to issue or deliver, any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock), except in connection with this Agreement; and

(d)             LNP has not become subject to any law or regulation which materially and adversely affects, or in the future, may adversely affect, the business, operations, properties, assets or condition of LNP.

3.08           Litigation and Proceedings.  There are no actions, suits, proceedings or investigations pending or, to the knowledge of LNP, threatened against LNP, or affecting LNP or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind except as disclosed in Item 3.08 to the LNP Disclosure Schedule.  LNP is not in default with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator, or governmental agency or instrumentality.

3.09           Contracts.  Except as set forth in Item 3.09 to the LNP Disclosure Schedule:

(a)             LNP is not a party to, and its assets, products, technology and properties are not bound by, any contract, franchise, license agreement, agreement, debt instrument or other commitments whether such agreement is in writing or oral;

(b)             LNP is not a party to or bound by, and the properties of LNP are not subject to any contract, agreement, other commitment or instrument; any charter or other corporate restriction; or any judgment, order, writ, injunction, decree, or award; and

(c)             LNP is not a party to any oral or written (i) contract for the employment of any officer or employee; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, (iii) agreement, contract, or indenture relating to the borrowing of money, (iv) guaranty of any obligation, (vi) collective bargaining agreement; or (vii) agreement with any present or former officer or director of LNP.

3.10           No Conflict With Other Instruments.   The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of, any indenture, mortgage, deed of trust, or other material agreement or instrument to which LNP is a party or to which any of its assets, properties or operations are subject.

3.11           Compliance With Laws and Regulations.  LNP has complied with all applicable statutes and regulations of any federal, state, or other applicable governmental entity or agency thereof.  This compliance includes, but is not limited to, the filing of all reports to date with federal and state securities authorities.

3.12           Approval of Agreement.  The Board of Directors of LNP has authorized the execution and delivery of this Agreement by LNP and has approved this Agreement and the transactions contemplated hereby.

3.13           Material Transactions or Affiliations.  Except as set forth in Item 3.13 to the LNP Disclosure Schedule and in the LNP SEC Reports, there exists no contract, agreement or arrangement between LNP and any predecessor and any person who was at the time of such contract, agreement or arrangement an officer, director, or person owning of record or known by LNP to own beneficially, 5% or more of the issued and outstanding common shares of LNP and which is to be performed in whole or in part after the date hereof or was entered into since January 1, 2010.  Neither any officer, director, nor 5% Shareholders of LNP has, or has had since inception of LNP, any known interest, direct or indirect, in any such transaction with LNP which was material to the business of LNP.  LNP has no commitment, whether written or oral, to lend any funds to, borrow any money from, or enter into any other transaction with, any such affiliated person.

3.14           Bank Accounts; Power of Attorney.  Set forth in Item 3.14 to the LNP Disclosure Schedule is a true and complete list of (a) all accounts with banks, money market mutual funds or securities or other financial institutions maintained by LNP within the past twelve (12) months, the account numbers thereof, and all persons authorized to sign or act on behalf of LNP, (b) all safe deposit boxes and other similar custodial arrangements maintained by LNP within the past twelve (12) months, (c) the check ledger for the last 12 months, and (d) the names of all persons holding powers of attorney from LNP or who are otherwise authorized to act on behalf of LNP with respect to any matter, other than its officers and directors, and a summary of the terms of such powers or authorizations.

3.15           Valid Obligation.  This Agreement and all agreements and other documents executed by LNP in connection herewith constitute the valid and binding obligation of LNP, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

3.16           Exchange Act Compliance.  LNP is in compliance with, and current in, all of the reporting, filing and other requirements under the Exchange Act, the LNP common stock has been registered under Section 12(g) of the Exchange Act, and LNP is in compliance with all of the requirements under, and imposed by, Section 12(g) of the Exchange Act, except where a failure to so comply is not reasonably likely to have a Material Adverse Effect on LNP.

3.17           Disclosure.  All disclosure provided to ADGS and the Shareholders regarding LNP, its business and the transactions contemplated hereby, including the LNP Disclosure, furnished by or on behalf of LNP with respect to the representations and warranties made herein are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.  LNP acknowledges and agrees that ADGS and the Shareholders have not made, nor are ADGS and the Shareholders making, any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth herein.  In the event that the LNP Disclosure Schedule is not delivered contemporaneously with the execution of this Agreement, it shall be delivered as soon as practicable prior to the Closing Date.

ARTICLE IV
PLAN OF EXCHANGE

4.01           The Exchange. On the terms and subject to the conditions set forth in this Agreement, on the Closing Date, each of the Shareholders, shall assign, transfer and deliver, free and clear of all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature, or description, the number of ADGS Shares set forth on Schedule 4.01 attached hereto, constituting all of the shares of ADGS held by such Shareholder and, in the aggregate, 100% of the issued and outstanding shares of ADGS.  In exchange for the transfer of such securities by the Shareholders,  LNP shall issue to the Shareholders, their affiliates or assigns, a total of 20,155,000 shares of LNP Common Stock.  At the Closing Date, each of the Shareholders shall, on surrender of their certificate or certificates representing his ADGS Shares to LNP or its registrar or transfer agent, be entitled to receive a certificate or certificates evidencing his proportionate interest in the Exchange Shares as set forth in Schedule 4.01 hereto. The Shareholders acknowledge that the distribution of LNP’s shares among them may not be proportional to their holdings in ADGS, but may be determined by agreement among them and that those who will receive more than their proportionate share will be compensating those who will be receiving less than their proportionate share.

4.02           Closing.  The closing (the “Closing” or the “Closing Date”) of the transactions contemplated by this Agreement shall occur the later of 90 days from the execution of the Agreement or March 31, 2013. Such Closing shall take place at a mutually agreeable time and place, and be conditioned upon all of the conditions of the Exchange being met.

4.03           Closing Events.  At the Closing, LNP, ADGS and the Shareholders shall execute, acknowledge, and deliver (or shall ensure to be executed, acknowledged, and delivered), any and all certificates, financial statements, schedules, agreements, resolutions, rulings or other instruments required by this Agreement to be so delivered at or prior to the Closing, together with such other items as may be reasonably requested by the Parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby.

ARTICLE V
COVENANTS OF THE PARTIES

The Parties hereby agree that:

5.01           Public Announcements.  Except as required by applicable law, LNP, ADGS and the Shareholders shall consult with each other before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby and will not issue any such press release or make any such public statement prior to such consultation and without the consent of the other Parties.

5.02           Notices of Certain Events.  In addition to any other notice required to be given by the terms of this Agreement, each of the Parties shall promptly notify the other Parties hereto of:

(a)             any notice or other communication from any person alleging that the consent of such person is or may be required in connection with any of the transactions contemplated by this Agreement;

(b)             any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement; and

(c)             any actions, suits, claims, investigations or proceedings commenced or, to its knowledge threatened against, relating to or involving or otherwise affecting such Party that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant hereto or that relate to the consummation of the transactions contemplated by this Agreement.

5.03           Access to Information.  Following the date hereof, until consummation of all transactions contemplated hereby, LNP shall give to ADGS and the Shareholders, their counsel, financial advisers, auditors and other authorized representatives reasonable access to the offices, properties, books and records, financial and other data and information of LNP as the Shareholders and their representatives may reasonably request.  Likewise, following the date hereof, until consummation of all transactions contemplated hereby, ADGS shall give to LNP, its counsel, financial advisers, auditors and other authorized representatives reasonable access to the offices, properties, books and records, financial and other data and information of ADGS as LNP and its representatives may reasonably request.

5.04           LNP’s Business and ADGS’s Business.  Except for transactions contemplated by this Agreement, neither LNP nor ADGS will, without the prior written consent of the other, (i) make any material change in the type or nature of its business, or in the nature of its operations, (ii) create or suffer to exist any debt, other than that currently in existence or undertaken to complete projects ongoing or to meet short term working capital needs, (iii) issue any capital stock or (iv) enter into any new agreements of any kind or undertake any new obligations or liabilities likely to have a material impact on its business.

5.05           Consents of Third Parties.  Each of the Parties will give any notices to third parties, and will use its reasonable best efforts to obtain any third party consents, that the other Parties reasonably may request in connection with this Agreement.  Each of the Parties will give any notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters in this Agreement.

5.06           Standstill.  From and after the date of this Agreement until the later of the Closing, ninety (90) days after the date hereof or termination of this Agreement pursuant to Section 8.01, none of the Parties will, and each will cause its respective directors, officers, employees, agents and representatives not to, solicit offers or have discussions with any third parties with reference to a similar transaction as contemplated by this Agreement.

5.07           Audited Financial Statements.  The Shareholders shall cause ADGS to deliver to LNP no later than ninety (90) days following the execution of this Agreement, the Financial Statements of ADGS contemplated by Section 1.03 hereof.

5.08           Securities Filings.  From and after the date of this Agreement until the Closing, LNP will timely file all reports and other documents relating to the operation of LNP required to be filed with the SEC, which reports and other documents do not and will not contain any misstatement of a material fact, and do not and will not omit any material fact necessary to make the statements therein not misleading.

ARTICLE VI
CONDITIONS PRECEDENT TO OBLIGATIONS OF LNP

The obligations of LNP under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

6.01           Accuracy of Representations and Performance of Covenants.  Each of the representations and warranties made by ADGS and the Shareholders shall be true and correct in all material respects as of the Closing Date as if made on such date.  ADGS and each Shareholder shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.  LNP shall be furnished with a certificate, signed by a duly authorized executive officer of ADGS and dated the Closing Date, confirming (i) the statements made in the two preceding sentences and (ii) that there has been no material adverse change in the business, affairs, prospects, operations, properties, assets or conditions of ADGS since the date of this Agreement.

6.02           No Governmental Prohibition.   No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

6.03           Consents.  All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of ADGS after the Closing Date on the basis as presently operated shall have been obtained.

6.04           Transfer of Shares.  Certain shareholders (the “Selling Shareholders”) of LNP will have sold and transferred in the aggregate at least 2,000,000 shares of LNP Common Stock pursuant to separate stock purchase agreements on terms acceptable to the parties thereto.

6.05           Other Items. LNP shall have received such further documents, certificates or instruments relating to the transactions contemplated hereby as LNP may reasonably request.

6.06           Schedules and Other Information.  ADGS shall have delivered to LNP the Financial Statements of ADGS contemplated by Section 1.03, the ADGS Disclosure Schedule required hereunder, and other books and records reasonably requested in connection with LNP’s due diligence investigation of ADGS, and there shall have been no disclosure in any financial statements or any schedule delivered after the date of execution and delivery of this Agreement, or the documents described therein, or in any disclosure provided in connection with such due diligence investigation, which in the reasonable opinion of LNP does or may have a materially adverse effect on the value of the business of ADGS or on its assets, properties or goodwill.

ARTICLE VII
CONDITIONS PRECEDENT TO OBLIGATIONS OF ADGS AND THE SHAREHOLDERS

The obligations of ADGS and the Shareholders under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

7.01           Accuracy of Representations and Performance of Covenants. Each of the representations and warranties made by LNP shall be true and correct in all material respects as of the Closing Date as if made on such date.  LNP shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.  The Shareholders shall be furnished with a certificate, signed by a duly authorized executive officer of LNP and dated the Closing Date, confirming (i) the statements made in the two preceding sentences and (ii) that there has been no material adverse change in the business, affairs, prospects, operations, properties, assets or conditions of LNP since the date of this Agreement.

7.02           No Governmental Prohibition.  No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

7.03           Consents.  All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of LNP after the Closing Date on the basis as presently operated shall have been obtained.

7.04           Board of Directors Resolutions.  The Shareholders shall have received executed resolutions of the Board of Directors of LNP approving this Agreement and the transactions contemplated herein.

7.05           Exchange of Notes Payable.  All of the notes payable as reflected in the books of LNP shall have been exchanged for no more than 750,000 shares of LNP Common Stock.

7.06           Outstanding Number of Shares.  There shall be no more than 25,000,000 shares of LNP Common Stock issued and outstanding on a fully diluted basis immediately following the Closing.

7.07           Transfer of Shares.  The Selling Shareholders will have sold and transferred in the aggregate at least 2,000,000 shares of LNP Common Stock as contemplated by Section 6.04.

7.08           No Liabilities.  As of the Closing, LNP shall have no liabilities of any kind.

7.09           Officers and Directors.   The officers and directors of LNP shall have resigned from such positions effective immediately prior to Closing and ADGS’s designees for such positions shall have been duly appointed; provided, however, one or more of the current directors of LNP designated by ADGS shall remain in office until the expiration of ten (10) days after LNP files with the Commission, and mails to its stockholders of record, an Information Statement pursuant to Rule 14f-1 of the Exchange Act.

7.10           Other Items.   ADGS shall have received further documents, certificates, or instruments relating to the transactions contemplated hereby as ADGS may reasonably request.

7.11           Schedules and Other Information.  LNP shall have delivered to ADGS the LNP Disclosure Schedule required hereunder, and other books and records reasonably requested in connection with ADGS’s due diligence investigation of LNP, and there shall have been no disclosure in any schedule delivered after the date of execution and delivery of this Agreement, or the documents described therein, or in any disclosure provided in connection with such due diligence investigation, which in the reasonable opinion of ADGS does or may have a materially adverse effect on the value of the business of LNP or on its assets, properties or goodwill.

ARTICLE VIII
TERMINATION

8.01           Termination of Agreement.   This Agreement may be terminated at any time before the Closing,

(a)              by mutual consent of the Parties hereto;

(b)              upon ten (10) days written notice by LNP (provided it is not in breach hereunder) if there has been a material breach of any representation, warranty, covenant or agreement on the part of ADGS set forth in this Agreement such that the conditions in Section 6.01 will not be satisfied; provided, however, that if such breach is curable by ADGS and such cure is reasonably likely to be completed prior to the date specified in Section 8.01(d), then, for so long as ADGS continues to use commercially reasonable efforts to effect and cure, LNP may not terminate pursuant to this Section 8.01(b);

(c)              upon ten (10) days written notice by ADGS (provided it is not in breach hereunder) if there has been a material breach of any representation, warranty, covenant or agreement on the part of LNP set forth in this Agreement such that the conditions in Section 7.01 will not be satisfied; provided, however, that if such breach is curable by LNP and such cure is reasonably likely to be completed prior to the date specified in Section 8.01(d), then, for so long as LNP continues to use commercially reasonable efforts to effect and cure, ADGS may not terminate pursuant to this Section 8.01(c);

(d)             by either LNP or ADGS upon written notification to the other if the Closing has not transpired within the period referred to in Section 4.02; or

(e)             by either LNP or ADGS upon written notification to the other  if any court of competent jurisdiction or other competent governmental or regulatory authority shall have issued an order making illegal or otherwise permanently restricting, preventing or otherwise prohibiting the Closing and such order shall have become final and nonappealable.

Unless the termination has been caused by the willful failure of LNP, on one hand, or ADGS and the Shareholders, on the other hand, as the case may be, to perform or satisfy any agreement, undertaking or condition to be performed or satisfied by it hereunder, LNP shall have no further obligation or liability to ADGS and the Shareholders under this Agreement, and ADGS and the Shareholders shall have no further obligation or liability to LNP under this Agreement, except as otherwise provided in that certain Escrow Agreement dated as of October 30, 2012, as same may be amended prior to the Closing, by and among ADGS, LNP and Yuen & Partners, as Escrow Agent (the “Escrow Agreement”).  Upon termination of this Agreement for any reason, each of the Parties shall promptly cause to be returned to the other all documents and information obtained in connection with this Agreement and the transactions contemplated by this Agreement and all documents and information obtained in connection with the investigation of the other Party’s business, operations and legal affairs, including any copies made of any such documents or information.

ARTICLE IX
INDEMNIFICATION

9.01           Indemnity of LNP.  LNP agrees to defend, indemnify and hold harmless ADGS, and its officers and directors, and the Shareholders from and against, and to reimburse any such party  with respect to, all liabilities, losses, costs and expenses, including, without limitation, reasonable attorneys’ fees and disbursements asserted against or incurred by any such party by reason of, arising out of, or in connection with any material breach of any representation or warranty contained in this Agreement and made by LNP or in any document or certificate delivered by LNP pursuant to the provisions of this Agreement or in connection with the transactions contemplated thereby.   All claims to be asserted hereunder must be made by the first anniversary of the Closing.

9.02           Indemnity of ADGS.  ADGS agrees to defend, indemnify and hold harmless LNP, and its officers and directors, from and against, and to reimburse any such party with respect to, all liabilities, losses, costs and expenses, including, without limitation, reasonable attorneys’ fees and disbursements, asserted against or incurred by any such party by reason of, arising out of, or in connection with any material breach of any representation or warranty contained in this Agreement and made by ADGS or the Shareholders or in any document or certificate delivered by ADGS or the Shareholders pursuant to the provisions of this Agreement or in connection with the transactions contemplated thereby.  All claims to be asserted hereunder must be made by the first anniversary of the Closing.

9.03           Indemnification Procedure. A party (an “Indemnified Party”) seeking indemnification shall give prompt notice to the other party (the “Indemnifying Party”) of any claim for indemnification arising under this Article 9.  The Indemnifying Party shall have the right to assume and to control the defense of any such claim with counsel reasonably acceptable to such Indemnified Party, at the Indemnifying Party’s own cost and expense, including the cost and expense of reasonable attorneys’ fees and disbursements in connection with such defense, in which event the Indemnifying Party shall not be obligated to pay the fees and disbursements of separate counsel for such in such action.  In the event, however, that such Indemnified Party’s legal counsel shall determine that defenses may be available to such Indemnified Party that are different from or in addition to those available to the Indemnifying Party, in that there could reasonably be expected to be a conflict of interest if such Indemnifying Party and the Indemnified Party have common counsel in any such proceeding, or if the Indemnified Party has not assumed the defense of the action or proceedings, then such Indemnifying Party may employ separate counsel to represent or defend such Indemnified Party, and the Indemnifying Party shall pay the reasonable fees and disbursements of counsel for such Indemnified Party.  No settlement of any such claim or payment in connection with any such settlement shall be made without the prior consent of the Indemnifying Party which consent shall not be unreasonably withheld.

ARTICLE X
MISCELLANEOUS

10.01         Survival of Representations, Warranties and Agreements.  All representations and warranties and statements made by a Party to in this Agreement or in any document or certificate delivered pursuant hereto shall survive the Closing Date for a period of one year following the Closing Date.  Each of the Parties hereto is executing and carrying out the provisions of this agreement in reliance upon the representations, warranties and covenants and agreements contained in this agreement or at the closing of the transactions herein provided for and not upon any investigation which it might have made or any representations, warranty, agreement, promise or information, written or oral, made by the other Party or any other person other than as specifically set forth herein.

10.02         Further Assurances.  If, at any time after the Closing, the Parties shall consider or be advised that any further deeds, assignments or assurances in law or that any other things are necessary, desirable or proper to complete the transactions contemplated hereby in accordance with the terms of this Agreement or to vest, perfect or confirm, of record or otherwise, the title to any property or rights of the Parties hereto, the Parties agree that their proper officers and directors shall execute and deliver all such proper deeds, assignments and assurances in law and do all things necessary, desirable or proper to vest, perfect or confirm title to such property or rights and otherwise to carry out the purpose of this Agreement, and that the proper officers and directors the Parties are fully authorized to take any and all such action.

10.03         Notices.  For the purpose of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given (i) on the date of delivery if delivered by hand, (ii) on the date of transmission, if delivered by confirmed facsimile, (iii) on the first business day following the date of deposit if delivered by guaranteed overnight delivery service, or (iv) on the fourth business day following the date delivered or mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows (or to such other address as any Party hereto may from time to time designate by notice duly given in accordance with this paragraph):

If to LNP, to:

Life Nutrition Products, Inc.
20 Broad Street, 7th floor
New York, New York 10005
Attn: Chu Zhanjun, Chief Executive Officer
Telephone: (212) 797-7833
Facsimile:  (212) 797-1099

With a copy to:

______________________________
______________________________
______________________________
Attn: _________________________
Telephone : (___) ___-____
Facsimile:     (___) ___-____

If to ADGS, to:

ADGS ADVISORY LIMITED
Units 2611-13A, 26/F
113 Argyle Street, Mongkok
Kowloon, Hong Kong SAR
Attn: Chan Kin Hang
Telephone: (852) 2374-0002
Facsimile:  (852) 2374-0010

With a copy to:

Kaye Cooper Fiore Kay & Rosenberg, LLP
30A Vreeland Road, Suite 230
Florham Park, New Jersey 07932
Attn: David M. Kaye, Esq.
Telephone : (973) 443-0600
Facsimile:   (973) 443-0609

10.04         Amendment.  This Agreement may be amended, modified or supplemented only by an instrument in writing executed by the party against which enforcement of the amendment, modification or supplement is sought.

10.05         Parties in Interest.  This Agreement shall be binding on and inure to the benefit of and be enforceable by LNP, ADGS and the Shareholders, their respective heirs, executors, administrators, legal representatives, successors and assigns.

10.06         Assignment.  Neither this Agreement nor any right created hereby shall be assignable by any Party hereto.

10.07         Jurisdiction.  Any legal action, suit or proceeding arising out of or relating to this Agreement, or the transactions contemplated hereby, shall be instituted in any state or federal court in the State of Delaware, and all Parties agree not to assert by way of motion, as a defense or otherwise, in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of such court, that the action, suit or proceeding is brought in an inconvenient forum, the venue of the action, suit or proceeding is improper to that the injured party is without a remedy under this Agreement or the subject matter hereof.  All Parties further irrevocably submit to the jurisdiction of any such court in any such action, suit or proceeding, shall be effective against any Party if served by registered or certified mail, return receipt requested, or by any other means of mail or delivery which requires a signed receipt, postage prepaid, mailed or delivered to such Party as herein provided, or by hand delivery.  If for any reason such service of process is ineffective, then all Parties shall be subject to service of process in accordance with applicable law or rule of court.  Nothing herein contained shall be deemed to limit or restrict the right of any Party to serve process in any manner permitted by law.

10.08         Entire Agreement.  This Agreement and the exhibits and schedules hereto supersede all prior agreements and understandings between the Parties relating to the subject matter hereof, except that the obligations of any Party under the Escrow Agreement or any other agreement executed pursuant to this Agreement shall not be affected by this Section.

10.09         Costs, Expenses and Legal Fees.  Whether or not the transactions contemplated hereby are consummated, each Party hereto shall bear its own costs and expenses (including attorneys’ fees) except that each Party hereto agrees to pay the costs and expenses, including reasonable attorneys’ fees, incurred by the other Parties in successfully (i) enforcing any of the terms of this Agreement against a Party alleged to be in breach, or (ii) proving that the other Parties breached any of the terms of this Agreement in any material respect.

10.10         Severability.  If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance hereof.  Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement, a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and still be legal, valid and enforceable.

10.11         Governing Law.  This Agreement and the rights and obligations of the Parties hereto shall be governed, construed and enforced in accordance with the laws of the State of  Delaware.

10.12         Announcements.  LNP and ADGS will consult and cooperate with each other as to the timing and content of any announcements of the transactions contemplated hereby to LNP’s stockholders, the general public, or to employees, customers or suppliers.

10.13         Confidentiality.  Each Party hereto agrees with the other that, unless and until the transactions contemplated by this Agreement have been consummated, it and its representatives will hold in strict confidence all data and information obtained with respect to another party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others, except (i) to the extent such data or information is published, is a matter of public knowledge, or is required by law to be published; or (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement.  In the event of the termination of this Agreement, each Party shall return to the other Party all documents and other materials obtained by it or on its behalf and shall destroy all copies, digests, work papers, abstracts or other materials relating thereto, and each Party will continue to comply with the confidentiality provisions set forth herein.

10.14         Schedules; Knowledge.  Each Party is presumed to have full knowledge of all information set forth in the other Party’s schedules delivered pursuant to this Agreement.

10.15         Best Efforts.   Subject to the terms and conditions herein provided, each Party shall use its best efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by it under this Agreement so that the transactions contemplated hereby shall be consummated as soon as practicable.  Each Party also agrees that it shall use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective this Agreement and the transactions contemplated herein.

10.16         Captions and Gender.  The captions in this Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms or provisions hereof.  Whenever required by the context hereof, the singular shall include the plural and vice versa; the masculine gender shall include the feminine and neuter gender and vice versa; the word “person” shall include a natural person as well as a corporation, partnership, firm of other form of association.

10.17         Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument.  The counterparts may be delivered by facsimile transmission or by electronic mail in portable document format (.pdf).

10.18         Waiver.  No waiver of any term or provision hereof shall be effective unless in writing, signed by the Parties to be charged.

10.19         Representation by Counsel.  Each of the Parties hereto represents, warrants and covenants that it has had ample opportunity to consider entering into this Agreement and has had an opportunity to consult with counsel regarding this Agreement prior to executing the same and has done so to the extent each has deemed necessary.  The Parties further agree that any rule that provides that an ambiguity within a document will be interpreted against the party drafting such document shall not apply.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the day and year first above written.

LIFE NUTRITION PRODUCTS, INC.

By:	/s/ Chu Zhanjun
Name:	Chu Zhanjun
Title:	CEO

ADGS ADVISORY LIMITED

By:	/s/ K.H. Chan
Name:	K.H. Chan
Title:	COO

SHAREHOLDERS:

By:	/s/ K.H. Chan
Name:	ADGS Advisory (Holding) Limited by K.H.
Chan, authorized signatory

Name:

Name: